Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

May 18, 2011

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cimarex Energy Co. (Cimarex), the Exhibits to that Registration Statement and the related Prospectus of the reference to DeGolyer and MacNaughton in the Annual Report on Form 10-K of Cimarex Energy Co. for the fiscal year ended December 31, 2010 of Cimarex and its subsidiaries, filed with the U.S. Securities and Exchange Commission.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716